Columbia Partners Code of Ethics – December 15, 2008

I. Introduction

Columbia Partners and all of its Employees owe a fiduciary duty to Columbia Partners’ clients. As a fiduciary, you must avoid activities, interests and relationships that may interfere or appear to interfere with making decisions in the best interests of Columbia Partners’ clients. Accordingly, Columbia Partners has adopted this Code of Ethics (the “Code”) which:

A. Seeks to place the interests of Columbia Partners’ clients over the interests of any Employee;

B. Imposes standards of business conduct for all Employees;

C. Requires Employees to comply with the Federal Securities Laws;

D. Regulates Employee personal Securities transactions; and

E. Requires reporting and review of personal Securities transactions.

This Code uses various defined terms. Some of those terms are defined in the body of the Code. In addition, other terms are defined in the Definitions section found at the end of this Code.

II. Employees to Whom This Code Applies

This entire Code applies to all Employees of Columbia Partners unless the CCO determines that certain of the reporting or preclearance portions of this Code do not apply to a particular Employee. Employees are required to retain a copy of this Code.

III. Business Conduct Standards

Employees are required to comply with the fiduciary duties placed on investment advisers including but not limited to the following standards of conduct:

A. Do Not Engage in Fraudulent Activity

Information obtained in the course of business activities for Columbia Partners, which is not otherwise generally available to the public, is proprietary and strictly confidential. In particular, no Employee shall (i) misuse material, non-public information whether obtained in the course of business activities for Columbia Partners or otherwise; (ii) employ any device, scheme or artifice to defraud clients of Columbia Partners; (iii) make any untrue statement of a material fact to clients or potential clients of Columbia Partners; (iv) engage in any act, practice, or course of business which operates to defraud or deceive clients or potential clients of Columbia Partners; (v) engage in any manipulative practice with respect to clients or potential clients of Columbia Partners; or (vi) misappropriate any assets or investment opportunities of a client.

B. Unlawful Actions

It is unlawful or any Employee, in connection with the purchase or sale, directly or indirectly, by the person of a Covered Security to be Held or to be Acquired by a Columbia Partners Client Account:

_ To employ any device, scheme or artifice to defraud the Columbia Partners Client Account;

_ To make any untrue statement of a material fact to the Columbia Partners Client Account or omit to state a material fact necessary in order to make the statements made to the Columbia Partners Client Account, in light of the circumstances under which they are made, not misleading;

_ To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Columbia Partners Client

Account; or

_ To engage in any manipulative practice with respect to the Columbia Partners Client Account.

C. Place the Interests of Client Accounts First

Columbia Partners has a fiduciary duty to place at all times the interests of Columbia Partners’ clients first. As fiduciaries you must scrupulously avoid serving your own personal interests ahead of the interests of Columbia Partners’ clients. You may not cause a client to take action, or not to take action, for your personal benefit rather than the benefit of the client.

D. Execute Personal Securities Transactions in Compliance with this Code

Your personal Securities transactions must be conducted in such a manner to avoid any actual, potential or perceived conflict of interest or any abuse of an individual’s position of trust and responsibility. Accordingly, you must comply with the personal trading policies and procedures set forth in this Code. Doubtful situations should be resolved against your personal trading.

E. Compliance with Federal Securities Laws

Employees must obey all laws and regulations applicable to Columbia Partners’ business, including but not limited to, the Federal Securities Laws.

IV. Personal Trading Activity

A. Prohibition Against Fraudulent Trading Activity

As a general matter, it is a violation of federal law and the policies of Columbia Partners for any of its Employees to engage in any act, practice or course of business in connection with the purchase or sale of any Securities for an Employee Account which violates any of the Federal Securities Laws designed to prevent fraudulent, deceptive, or manipulative acts. Two common examples of such prohibited activities are described below. However, any fraudulent practice in connection with the purchase or sale of Securities for Employee Accounts is prohibited by the Federal Securities Laws and Columbia Partners. Employee Account is defined at the end of this Code. However, generally, it includes but is not limited to 1) each Employee’s personal account; and 2) any account of any member of an Employee’s family residing with him/her; or 3) any other account including a trust or partnership, over which the Employee or his or her family member exercises investment discretion.

B. Common Examples of Fraudulent Personal Trading

(i) General Prohibition Against Front-Running

The practice of trading on the basis of the anticipated market effect of trades for Client Accounts, which is known as “front-running,” or “scalping,” is a violation of the Federal Securities Laws. Examples of front-running or scalping include:

(a) An Employee Account uses knowledge of a future purchase of a security by a Client Account and acquires direct or indirect ownership in the security before the Client Account buys the security. (b) An Employee Account uses knowledge of a future sale of a security by a Client Account and sells

(short or long) the security before the Client Account sells the security.

(ii) General Prohibition Against Trading Client Accounts to Benefit Employees

The practice of trading a Client Account for the purpose of benefiting an Employee’s Account is prohibited by the Federal Securities Laws.

C. Blackout Period

Employee Accounts may not trade securities within 5 calendar days of a client trade or within 7 days of when a Portfolio Manager or Trader is planning to trade that security for a client. However, in instances where the entire position in a security is being sold out of all client portfolios, it is acceptable for an Employee Account to sell that security one day after the completion of the sale in the clients’ portfolios. Any profits realized on trades which violate this policy may be required to be disgorged. The 5 day blackout period does not apply to any Employee Account in which the Employee and his or her family member have no investment discretion and any trades made by an Employee Account under a DRIP program or Automatic Investment Program (collectively “Automatic Trades”).

D. Ban on Short-Term Trading

Employee Accounts are not allowed to profit from the purchase and sale, or sale and purchase, of the same security (or to have a roundtrip purchase and sale of the same security within 60 calendar days). Any profits realized on such short-term trades may be required to be disgorged.

E. Compliance with Mutual Fund Trading Restrictions

Employees are required to strictly abide by any and all “insider trading rules,” “frequency of trading” and “trading deadline” restrictions contained in the prospectus of any mutual fund in which the Employee invests.

V. Clearance of Personal Securities Transactions

Employees must preclear all trades in their Employee Account in the manner described below unless the trade falls under one of the exemptions described below or is otherwise specifically exempted by the CCO from these requirements.

A. Initial Public Offerings, Private Placement Transactions, Restricted Securities and Quant Fund Transactions

An Employee Account may not engage in transactions in Initial Public Offerings, Limited Offerings, private placements, shares of securities on the Columbia Partners Restricted List (see Section 9.3 below) and shares of the Quant Funds unless the transactions are precleared by the CCO

B. Manner of Clearing Transactions in Securities other than Initial Public

Offerings, Private Placements, Restricted Securities and Quant Funds

For trades in Covered Securities other than Limited Offerings, private placements and/or the Quant Funds, Employees must clear all trades in their Employee Account in the manner described below. However, these clearance requirements do not apply to receipt of gifts or bequests of securities (i.e. those which are entirely not controlled by the owner of the Employee Account) and trades in commodities. Before an Employee or his or her family member executes a trade for an Employee Account the Employee must take the following steps:

(i) Produce an AXYS Report to determine whether any client accounts own the security.

(ii) Produce a Master Transaction Report.

(iii) Attach a PDF copy of the AXYS report and Master Transaction Report to the electronic preclearance form on the Columbia Partners’ Intranet.

(iv) Complete the electronic preclearance form on the Columbia Partners’ Intranet.

(v) Receive assurance by automatic response through the Columbia Partners Intranet from each Columbia Partners portfolio manager that no transactions are planned in the security for the next 5 days for any Columbia Partners’ Client Account.

(vi) Obtain automated preclearance to complete the trade through the Columbia Partners’ Intranet. Once an Employee determines that the Firm has not purchased shares within the last seven days and that the portfolio teams do not intend to purchase or sell the stock within the next five days, the Employee is free to trade. He submits the above information to Compliance for tracking and is required to certify annually that he is in compliance with the Firm’s policies.

VI. Reporting of Personal Securities Transactions by Employee Accounts

Employees are under a duty to complete and provide the reports described below unless specifically exempted by the CCO.

A. Initial Holdings Reports

Employees must report no later than ten (10) days after becoming an Employee to the CCO the below information which must be current as of a date no more than forty-five (45) days prior to becoming an Employee. (a) the title and type of security, the exchange ticker symbol or CUSIP number (if applicable), number of shares and principal amount of each Covered Security including but not limited to Limited Offerings, private placements, and hedge fund interests in which the Employee has any direct or indirect Beneficial Ownership; (b) the name of the entity with which the Employee maintains an account in which any Securities are held for the direct or indirect benefit of the Employee1; and (c) the date that the report is submitted by the Employee.

A sample of the automated form used to report initial personal holdings is set forth in Appendix M to this Manual unless, subject to the CCO’s approval, you turn in brokerage statements containing all the information required in the Initial Holdings Reports. The Initial Holdings Report is accessed through the Columbia Partners Intranet and should be completed electronically.

B. Monthly Transaction Reports

Every Employee must report to the CCO at the end of each month but no later than thirty (30) days after the end of the calendar month, the following information with respect to accounts for which the Employee has discretion:

(i) With respect to any transaction during the month in a Covered Security including but not limited to Limited Offerings, private placements, and hedge fund interests in which the Employee had any direct or indirect Beneficial Ownership unless such transaction was effected pursuant to an Automatic Investment Plan:

(a) the date of the transaction, the title, the exchange ticker symbol or CUSIP number (if applicable), the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

(b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (c) the price of the Covered Security at which the transaction was effected; (d) the name of the entity with or through which the transaction was effected; and 1 Please note the information required by this item (b) of the Initial Holdings Report applies to a broader array of securities than item (a). In providing the information required by item (a), you only need to consider Covered Securities in which you had any direct or indirect Beneficial Ownership. However, in providing the information required by item (b) you need to consider accounts holding all Securities in which you have a direct or indirect Beneficial Ownership interest. For instance, you need to identify entities that hold securities such as mutual fund shares that you invest in through your 401(k) plan or IRAs. (e) the date that the report is submitted by the Employee.

This includes reporting Securities acquired through a gift or inheritance.

(ii) If brokerage statements submitted to the CCO cover all transactions in Covered Securities in which the Employee had any direct or indirect Beneficial Ownership interest in the month and is produced to the CCO within thirty days after the end of each calendar quarter), then such Employee need only represent on the Monthly Transaction Report: (a) That he/she has directed all broker-dealers who hold any Covered Securities in which such Employee has a Beneficial Ownership interest to send duplicate confirmations and account statements to the CCO or designee;

(b) The form of such confirmations, account statements or records provided to the CCO or designee contains all the information required in a Monthly Transaction Report;

(c) That the Employee has not engaged in any securities transactions in the past month that will not be reflected on the confirmations, account statements and records provided to the CCO; and (d) With respect to any account established by an Employee during the month in which any securities were held during the month for the direct or indirect benefit of the Employee the Employee must report: 2

i the name of the broker, dealer or bank with whom the Employee established the account;

ii the date the account was established; and

2 Please note the information required by this item (d) of the Monthly Transaction Report applies to a broader array of securities than item (i)(a). In providing the information required by item (i)(a), you only need to consider Covered Securities in which you had any direct or indirect Beneficial Ownership.

However, in providing the information required by item (b) you need to consider accounts holding all Securities in which you have a direct or indirect Beneficial Ownership interest. For instance, you need to identify entities that hold securities such as mutual fund shares that you invest in through your 401(k) plan or IRAs.

iii the date that the report is submitted by the Employee.

A sample of the automated form used for the Monthly Transaction Report is found in Appendix N to this Manual. The Monthly Transaction Report is accessed through the Columbia Partners Intranet and should be completed electronically.

C. Annual Certification

As discussed above in Section 1.4 of this Manual, Employees are required to certify annually to the CCO that none of the accounts the Employee reported on his or her Initial Holdings Report has changed and that the Employee has not engaged in any discretionary securities transactions other than those reflected on the Employee’s monthly or quarterly brokerage statements for which he or she had any direct or indirect Beneficial Ownership interest. If an Employee is not able to affirmatively answer Question #4 on the Annual Employee Certification, the Employee must complete an Annual Holdings Report as described in subsection D. below. A model Annual Employee Certification Form appears at the back of this Manual.

D. Annual Holdings Reports

If an Employee is not able to affirmatively answer Question #4 on the Annual

Certification described in subsection C. above, the Employee must report to the CCO the following information which must be current as of a date no more than forty-five (45) days prior to the date the report is submitted:

(a) the title and type of security, the exchange ticker symbol or CUSIP number (if applicable), number of shares and principal amount of each Covered Security including but not limited to Limited Offerings, private placements, and hedge fund interests in which the Employee has any direct or indirect Beneficial Ownership;

(b) the name of any broker, dealer or bank with whom the Employee maintains an account in which any Securities are held for the direct or indirect benefit of the Employee3; and

(c) The date that the report is submitted by the Employee.

A sample of the automated form used to report annual personal holdings is set forth in Appendix O to this Manual. Alternatively, if the Compliance Department permits, you may turn in brokerage statements containing all the information required in the Annual Holding Reports. The Annual Holdings Report is accessed through the Columbia Partners Intranet and should be completed electronically.

3 Please note the information required by this item (b) of the Annual Holdings Report applies to a broader array of securities than item (a). In providing the information required by item (a), you only need to consider Covered Securities in which you had any direct or indirect Beneficial Ownership. However, in providing the information required by item (b) you need to consider accounts holding all Securities in which you have a direct or indirect Beneficial Ownership interest. For instance, you need to identify entities that hold securities such as mutual fund shares that you invest in through your 401(k) plan or IRAs.

VII. Reporting of Violations

If you become aware of any violation(s) or potential violation(s) of any of the provisions of this Code, you must report such violation(s) or potential violation(s) promptly to the CCO. Failure to report any violation(s) of this Code, that you are aware of, in a prompt manner will be considered itself a violation of this Code and subject to remedial action.

VIII. Compliance and Review

The CCO shall designate to an Employee the responsibility of reviewing the account statements and the reports required to be made pursuant to the reporting section of this Code and the preclearance documents completed by Employees pursuant to Section 9.1.V.B above. On a monthly basis, the designee shall review all reports completed pursuant to this Code and the Section 9.1.V.B preclearance documents and confirm that each Employee is in compliance with this Code. Following such monthly review, the designee shall report his or her findings to the CCO.

The CCO shall maintain a list of Access Persons as defined in Rule 204A-1 under the Advisers Act and Rule 17j-1 under the 1940 Act. Such list shall be updated on an annual basis. Columbia Partners is required by law to keep a record of all violations of this Code including the failure by an Employee to submit a transaction or holding reports required by this Code on time. The SEC has access to that record during an inspection.

IX. Definitions

The definitions below apply to this Section 9.1 of the Compliance Manual only.

A. “Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from)

investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

B. “Beneficial Ownership” means any interest in securities where a person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise have or share a direct or indirect “pecuniary interest” in such securities. While the definition of “Pecuniary Interest” is complex, an Employee generally has a pecuniary interest in securities if such Employee has the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities.

Appendix P to this Manual gives examples of an indirect Pecuniary Interest in securities.

C. “Covered Security” means a Security as defined in item H below (in effect, all Securities) except that it shall not include direct obligations of the Government of the United States; bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; money market fund shares, shares issued by open-end investment companies registered under the 1940 Act other than Reportable Funds and shares issued by Exchange Traded Funds organized as open-end investment companies registered under the 1940 Act other than Reportable Funds.

D. “Employee Account” means any account in which an Employee has a direct or indirect Beneficial Ownership interest in the Securities held in the account unless such an account is specifically excluded from this Code’s requirements by the CCO.

E. “Federal Securities Laws” means the Securities Act of 1933, as amended (“Securities Act”), the Securities Exchange Act of 1934 (“Exchange Act”), the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

F. “Initial Public Offering” means an offering of Securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

G. “Limited Offering” means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 promulgated thereunder.

H. “Registered Investment Company” means an investment company registered under the 1940 Act advised or subadvised by Columbia Partners.

I. “Reportable Fund” means (i) any investment company registered under the 1940 Act (“mutual fund”) for which Columbia Partners serves as an investment adviser or (ii) any mutual fund whose investment adviser or principal underwriter controls, is controlled by or is under common control with Columbia Partners.

J. “Security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of Securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security of the foregoing.

K. “Unregistered Investment Company” means an investment company exempt from registration under the 1940 Act.

L. “Covered Security to be Held or to be Acquired by a Columbia Partners

Client Account” means any Covered Security which, within the most recent 15 days:

(a) is or has been held by a Columbia Partners Client Account; or

(b) is being or has been considered by Columbia Partners for purchase by a Columbia Partners Client Account

9.2 INSIDER TRADING

I. Purpose

Columbia Partners is required to establish, maintain and enforce policies and procedures to prevent the misuse of material, nonpublic information (“inside information”). These requirements are included in the Insider Trading and Securities Fraud Enforcement Act of 1988. Columbia Partners has established policies and procedures reasonably designed to prevent the misuse of inside information considering Columbia Partners’ business, structure, size and other relevant factors.